UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Flexible Solutions International, Inc.

6001 54 Ave.

Taber, AB

Canada T1G 1X4

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 6, 2023

To the Shareholders:

Notice is hereby given that the annual meeting of the shareholders of Flexible Solutions International, Inc. (“Flexible Solutions”) will be held at Unit 15 – 6782 Veyaness Rd., Saanichton, BC Canada V8M 2C2 on December 6, 2023, at 4:00 p.m. Pacific Time, for the following purposes:

(1) to elect the directors who shall constitute the Company’s Board of Directors for the ensuing year;

(2) to approve the adoption of the Company’s Stock Incentive Plan;

(3) to approve on an advisory basis, the compensation of the Company’s executive officers;

(4) to approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of the Company’s executive officers;

(5) to ratify the appointment of Smythe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and to transact such other business as may properly come before the meeting.

October 24, 2023 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of October 24, 2023 there were 12,435,532 outstanding shares of the Company’s common stock.

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

October 24, 2023	Daniel B. O’Brien, President

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,

AND SIGN, DATE AND RETURN THE PROXY CARD.

TO SAVE THE COST OF FURTHER SOLICITATION,

PLEASE VOTE PROMPTLY

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FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

6001 54 Ave.

Taber, AB

Canada T1G 1X4

(250) 477-9969

PROXY STATEMENT

The accompanying proxy is solicited by the Company’s directors for voting at the annual meeting of shareholders to be held on December 6, 2023, at 4:00 p.m. Pacific Time, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the Company’s website on or about November 1, 2023.

There is one class of capital stock outstanding. Provided a quorum consisting of 10% of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy at the meeting is required to elect directors and to adopt the other proposals to come before the meeting. Cumulative voting in the election of directors is not permitted.

Shares of the Company’s common stock represented by properly executed proxies that reflect abstentions or “broker non-votes” will be counted as present for purposes of determining the presence of a quorum at the annual meeting. “Broker non-votes” represent shares held by brokerage firms in “street-name” with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

The following table lists, as of October 24, 2023, the shareholdings of (i) each person owning beneficially 5% or more of the Company’s common stock (ii) each officer of the Company, (iii) each person nominated to be a director, and (iv) all officers and nominees to the Board of Directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

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Name and Address	Number of Shares (1)	Percent of Class

Officers and Directors
Daniel B. O’Brien	4,364,719	35.1%
6001 54 Ave.
Taber, AB
Canada T1G 1X4

John Bientjes	—	—
46081 Greenwood Drive
Chilliwack, BC
Canada V2R 4C9

Robert Helina	25,000	*
6001 54 Ave.
Taber, AB
Canada T1G 1X4

Dr. Thomas Fyles	20,000	*
Box 3065
Victoria, BC
Canada V8W 3V6

Ben Seaman	—	—
Unit 605 55 E. Cordova St.
Vancouver BC
Canada V6A 0A5

David Flynn	—	—
202-2526 Yale Court,
Abbotsford, BC
Canada V2S 8G9

All Officers and Directors	4,406,719	35.5%
as a Group (6 persons)

Other Principal Shareholders

Comprehensive Financial Planning, Inc.	1,289,556	10.4%
3950 Fairlane Dr.
Dacula, GA 30019
USA

* less than 1%

(1)	Includes shares which may be acquired on the exercise of the stock options listed below, all of which were exercisable as of October 24, 2023.

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Name	Shares Issuable Upon the Exercise of Options	Exercise Price	Expiration Date
Robert Helina	5,000	$3.46	December 31, 2023
	5,000	$2.44	December 31, 2024
	5,000	$2.44	December 31, 2025
	5,000	$3.61	December 31, 2026

Each option allows for the purchase of one share of the Company’s common stock.

ELECTION OF DIRECTORS

Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the persons listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

All nominees to the Board of Directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

Daniel O’Brien and John Bientjes have served as directors for a significant period of time and each of those directors’ long-standing experience with the Company benefits both the Company and its shareholders. Robert Helina is qualified to act as a director due to his longstanding financial experience. Dr. Fyles is qualified to act as a director due to his experience in chemistry. Ben Seaman is familiar with the Company and is qualified to act as a director due to his experience in marketing and distribution. David Fynn has accounting experience which benefits both the Company and its shareholders.

Information concerning the nominees to the Company’s Board of Directors follows:

Name	Age	Position

Daniel B. O’Brien	67	President, Director
John H. Bientjes	70	Director
Robert Helina	57	Director
Thomas Fyles	71	Director
Ben Seaman	43	Director
David Fynn	66	Director

Directors are elected annually and hold office until the next annual meeting of our stockholders and until their successors are elected and qualified. All executive offices are chosen by the board of directors and serve at the board’s discretion.

Daniel B. O’Brien has served as the Company’s President and Chief Executive Officer, as well as a director of the Company since June 1998. He has been involved in the swimming pool industry since 1990, when he founded the Company’s subsidiary, Flexible Solutions Ltd. From 1990 to 1998 Mr. O’Brien was also a teacher at Brentwood College where he was in charge of outdoor education. The Company believes Mr. O’Brien’s experience with the Company qualifies him to be a director.

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John H. Bientjes has been a director of the Company since February 2000. Since 1984, Mr. Bientjes has served as the manager of the Commercial Aquatic Supplies Division of D.B. Perks & Associates, Ltd., located in Vancouver, British Columbia, a company that markets supplies and equipment to commercial swimming pools which are primarily owned by municipalities. Mr. Bientjes graduated in 1976 from Simon Fraser University in Vancouver, British Columbia with a Bachelor of Arts Degree in Economics and Commerce. The Company believes Mr. Bientjes’ experience with the Company qualifies him to be a director.

Robert T. Helina has been a director since October 2011. Mr. Helina has been involved in the financial services industry for over 25 years which has given him extensive knowledge in business, economics and finance. His specially is in corporate finance and capital markets. Mr. Helina holds a Bachelor of Arts degree from Trinity Western University. The Company believes Mr. Helina’s experience with the Company qualifies him to be a director.

Thomas M. Fyles has been a director of the Company since August 2012. Since 1979 Dr. Fyles has been a chemistry professor at the University of Victoria (Assistant Professor 1979-1984/Associate Professor 1984-1992/and Professor with Tenure since 1992) Dr. Fyles received his Bachelor of Science degree (with honors) from the University of Victoria in 1974 and his Ph.D. in chemistry from York University in 1977. Dr. Fyles was a postdoctoral fellow with Prof. J.M. Lehn, Institut Le Bel, Universite Louis Pasteur, Strasbourg, France, between September 1977 and July 1979. The Company believes Mr. Fyles’ experience with the Company qualifies him to be a director.

Ben Seaman has been a director of the Company since October 2016. Mr. Seaman has been the CEO of Eartheasy.com Sustainable Living Ltd since 2007, growing the company from $50K to over $25M in annual revenue. His company has contributed over $1M towards clean water projects in Kenya since 2013, and has been recognized internationally by the Stockholm Challenge Award and the Outdoor Industry Inspiration Award in 2016. Prior to that, he worked in sales and investor relations at Flexible Solutions. Mr. Seaman graduated from the University of Victoria with a Bachelor of Science degree in 2004. He has significant experience in launching new products, marketing, distribution and e-commerce in both the US and Canada. He’s a strong believer in the triple bottom line approach to business, giving consideration to social and environmental issues in addition to financial performance. The Company believes Mr. Seaman’s experience with the Company qualifies him to be a director.

David Fynn has been a director of the Company since October 2016. Mr. Fynn is a Canadian Chartered Professional Accountant and services individuals/companies in many sectors including mining and commodities in his private practice. David worked as a senior manager with KPMG in Canada and Ernst & Young in the United Kingdom and Saudi Arabia. Since 1996 he has been the principal of D.A. Fynn & Associates Inc., an accounting firm. The Company believes Mr. Fynn’s experience with the Company qualifies him to be a director.

Daniel B. O’Brien devotes substantially all of his time to the Company’s business.

The Company’s Board of Directors met on three occasions during the year ended December 31, 2022. All of the Directors attended these meetings either in person, by telephone conference call or by email.

The Company’s Board of Directors does not have a “leadership structure”, as such, since each director is entitled to introduce resolutions to be considered by the Board and each director is entitled to one vote on any resolution considered by the Board. The Company’s Chief Executive Officer is not the Chairman of the Company’s Board of Directors.

The Company’s Board of Directors has the ultimate responsibility to evaluate and respond to risks facing the Company. The Company’s Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with the Company’s officers.

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John Bientjes, Dr. Thomas Fyles, Ben Seaman and David Flynn are independent directors as that term is defined in section 803 of the listing standards of the NYSE American.

For purposes of electing directors at its annual meeting the Company does not have a nominating committee or a committee performing similar functions. The Company’s Board of Directors does not believe a nominating committee is necessary since the Company’s Board of Directors is small and the board of directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of the Company’s independent directors.

The Company does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the board of directors. However, the Company’s board of directors will consider candidates recommended by shareholders. To submit a candidate for the board of directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to the Company’s Chief Executive Officer, at the address shown on the cover page of this proxy statement. The board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the board does not have any process for identifying and evaluating director nominees, the board does not believe there would be any differences in the manner in which the board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person. There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s board of directors during the past three years.

The Company does not have a policy with regard to board member’s attendance at annual meetings. A majority of board members attended in person or via conference the last annual shareholder’s meeting held on November 18, 2022.

Holders of the Company’s common stock can send written communications to the Company’s entire board of directors, or to one or more board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to the Company’s offices in Taber, Alberta. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

Security holder communications not sent to the board of directors as a whole or to specified board members are not relayed to board members.

The Company has adopted a Code of Ethics that applies to its Principal Financial and Accounting Officer, as well as the other company employees. The Code of Ethics is available at the Company’s website at www.flexiblesolutions.com.

If a violation of the code of ethics act is discovered or suspected, an officer of the Company must (anonymously, if desired) send a detailed note, with relevant documents, to the Company’s Audit Committee, c/o John Bientjes, 46081 Greenwood Drive, Chilliwack, BC Canada V2R 4C9

We believe our directors benefit us for the following reasons:

Name	Reason
Daniel B. O’Brien	Long standing relationship with us.
John J. Bientjes	Long standing relationship with us.
Robert Helina	Corporate finance experience.
Dr. Thomas Fyles	Scientific expertise.
Ben Seaman	Younger generation businessman increases our awareness of internet sales and adds value to our audit and compensation committees
David Fynn	Experienced accountant adds value to our audit and compensation committees

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Executive Compensation

The following table shows in summary form the compensation earned by (i) the Company’s Principal Executive and Financial Officer and (ii) by each other executive officer of the Company who earned in excess of $100,000 during the two fiscal years ended December 31, 2022 and 2023:

Name and Princi-	Fiscal	Salary	Bonus	Restric- ted Stock Awards	Options Awards	All Other Annual Compen- sation
pal Position	Year	(1)	(2)	(3)	(4)	(5)	Total

Daniel B. O’Brien	2022	$769,293	—	—	$660,000	—	$1,420,293
President, Principal	2021	$747,920	—	—	—	—	$747,920
Executive and
Financial Officer

(1)	The dollar value of base salary (cash and non-cash) earned.

(2)	The dollar value of bonus (cash and non-cash) earned.

(3)	During the periods covered by the table the fair value of stock issued for services computed in accordance with ASC 718 on the date of grant.

(4)	During the periods covered by the table the fair value of options granted computed in accordance with ASC 718 on the date of grant.

(5)	All other compensation received that could not properly be reported in any other column of the table.

Non-Qualified Stock Option Plan

The Company has a Non-Qualified Stock Option Plan which authorizes the issuance of up to 1,500,000 shares of our common stock to persons that exercise options granted pursuant to the Plan. Our employees, directors and officers, and consultants or advisors are eligible to be granted options pursuant to the Non-Qualified Plan.

The Plan is administered by our Compensation Committee. The Committee is vested with the authority to determine the number of shares issuable upon the exercise of the options, the exercise price and expiration date of the options, and when, and upon what conditions options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation.

During the fiscal year ended December 31, 2022 we issued 5,000 options pursuant to the Non-Qualified Plan (2021 – 170,000).

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As of December 31, 2022, options to purchase 710,000 shares of our common stock were outstanding under our Non-Qualified Stock Option Plan. The exercise price of these options varies between $1.70 and $4.13 per share and the options expire at various dates between on December 31, 2022 and December 31, 2026.

The following Non-Qualified options were exercised by our officers and/or directors during the fiscal year ended December 31, 2022:

	Options	Option
Name	Exercised	Exercise Price
Robert Helina	5,000	$1.42

During the fiscal year ended December 31, 2022 no officers and/or directors were granted Non-Qualified options.

Stock Incentive Plan

The Company has a Stock Incentive Plan which authorizes the issuance of up to 1,500,000 shares of our common stock to persons that exercise options granted pursuant to the Plan. Our employees, directors and officers, and consultants or advisors are eligible to be granted options pursuant to the Stock Incentive Plan.

The Plan is administered by our Compensation Committee. The Committee is vested with the authority to determine the number of shares issuable upon the exercise of the options, the exercise price and expiration date of the options, and when, and upon what conditions options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation.

During the fiscal year ended December 31, 2022 we issued 976,000 options pursuant to the Stock Incentive Plan (2021 – nil).

As of December 31, 2022, options to purchase 976,000 shares of our common stock were outstanding under our Stock Incentive Plan. The exercise price of these options are $3.55 per share and the options expire on December 31, 2027.

No options were exercised by our officers and/or directors during the fiscal year ended December 31, 2022.

During the fiscal year ended December 31, 2022 the following officer and/or directors were granted stock options:

	Shares
	Issuable
	Upon	Option	Option
	Exercise of	Exercise	Expiration
Name	Options	Price	Date
Robert Helina	5,000	$3.55	December 31, 2027
Daniel O’Brien	400,000	$3.55	December 31, 2027

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Summary

The following table shows the weighted average exercise price of the outstanding options granted pursuant to both our Non-Qualified Stock Option Plan and Stock Incentive Plan as of December 31, 2022, our most recently completed fiscal year.

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	To be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans(Excluding)
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))
	(a)	(b)	(c)
Non-Qualified Stock Option Plan	710,000	$2.87	57,000
Stock Incentive Plan	976,000	$3.55	524,000

Our Non-Qualified Stock Option Plan has been approved by our shareholders. At the annual meeting, the Company’s stockholders will be asked to approve the Company’s Stock Incentive Plan.

Director Compensation

The Company reimburses directors for any expenses incurred in attending board meetings.

The Company’s directors received the following compensation during the year ended December 31, 2022 We compensate directors $6,000 annually for each year that they serve with an additional $4,000 paid to the head of the Audit Committee:

Name	Paid in Cash	Stock Awards (1)	Option Awards (2)

John H. Bientjes	$10,000	—	—
Robert Helina	$6,000	—	—
Dr. Thomas Fyles	$6,000	—	—
Ben Seaman	$6,000	—	—
David Fynn	$6,000	—	—

(1)	The fair value of stock issued for services computed on the date of grant.

(2)	The fair value of options granted computed in accordance with on the date of grant.
The following shows the terms of outstanding options held by the Company’s directors on October 24, 2023.

		Shares Issuable Upon
Name	Option Price	Exercise of Options	Expiration Date
Robert Helina	$3.46	5,000	December 31, 2023
	$2.44	5,000	December 31, 2024
	$2.44	5,000	December 31, 2025
	$3.61	5,000	December 31, 2026
	$3.55	5,000	December 31, 2027
Daniel O’Brien	$3.55	400,000	December 31, 2027

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Compensation Committee

The Company’s Compensation Committee consists of John Bientjes, Ben Seaman and David Fynn, all of whom are independent as that term is defined in Section 803 of the listing standards of the NYSE American.

The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for the Company’s officers and determines the total compensation level for the Company’s Chief Executive Officer. The total proposed compensation of the Company’s Chief Executive Officer is formulated and evaluated by its Chief Executive Officer and submitted to the Company’s Compensation Committee for consideration.

During the year ended December 31, 2022 the Compensation Committee met on two occasions. All members of the Compensation Committee attended this meeting.

During the year ended December 31, 2022, Daniel B. O’Brien, the Company’s only executive officer, did not participate in deliberations of the Company’s Compensation Committee concerning executive officer compensation.

During the year ended December 31, 2022, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the Compensation Committee of such entity.

The following is the report of the Compensation Committee:

The key components of the Company’s executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is the Company’s policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the industries in which the Company competes. Accordingly, data on compensation practices followed by other companies in the industries in which the Company competes is considered.

The Company’s long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program may be subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both the Company and the employee, “competitive market” practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

The foregoing report has been approved by the members of the Compensation Committee:

John Bientjes

Ben Seaman

David Fynn

Audit Committee

The Company’s Audit Committee presently consists of John Bientjes, Ben Seaman and David Fynn all of whom are independent directors and have strong financial backgrounds. The purpose of the Audit Committee is to review and approve the selection of the Company’s auditors and review the Company’s financial statements with the Company’s independent registered public accounting firm. The Audit Committee also serves as an independent and objective party to monitor the Company’s financial reporting process and internal control systems. The Audit Committee meets periodically with management and the Company’s independent auditors.

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During the fiscal year ended December 31, 2022, the Audit Committee met on four occasions. All members of the Audit Committee attended these meetings.

The following is the report of the Audit Committee:

(1)	The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2022 with the Company’s management.

(2)	The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 “Communications with Audit Committee” as amended by SASs 89 and 90.

(3)	The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB (Public Company Accounting Oversight Board) standards, and had discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence.

(4)	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

(5)	The Audit Committee is of the opinion that the fees paid to the Company’s independent public accountants are consistent with the Company’s accounting firm maintaining its independence from the Company.

The foregoing report has been approved by the members of the Audit Committee:

John Bientjes

Ben Seaman

David Fynn

The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website: www.flexiblesolutions.com.

Approval of STOCK INCENTIVE PLAN

The Stock Incentive Plan (the “Plan”) reserves 1,500,000 shares of common stock for issuance to plan participants in the form of incentive and non-qualified stock options and stock grants. Each stock option awarded allows the holder to purchase one share of our common stock.

The Plan is administered by our Board of Directors (or any committee subsequently appointed by the Board) and is vested with the authority to interpret the provisions of the Plan and supervise the administration of the Plan. In addition, the Board is empowered to select those persons who will participate in the Plan, to determine the number of shares subject to each award and to determine when, and upon what conditions, awards granted under the Plan will vest, terminate, or otherwise be subject to forfeiture and cancellation. The terms and conditions of any awards issued, including the price of the shares underlying each award are governed by the provisions of the Plan and any agreements with the Plan participants.

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Incentive Stock Options

All of our employees are eligible to be granted incentive stock options pursuant to the Plan. Options granted pursuant to the Plan terminate at such time as may be specified when the option is granted.

The exercise price of each option cannot be less than 100% of the fair market value of our common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the purchase price of the option shall not be less than 110% of the fair market value of the stock at the time of the granting of the option.

The  total fair market value of the shares of common stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

At the discretion of the Board of Directors, options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than 10% of our common stock be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plans be exercisable by its terms after the expiration of ten years from the date of grant.

Non-Qualified Stock Options

Our employees, directors and officers, and consultants or advisors are eligible to receive non-qualified stock options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our common stock.

At the discretion of our Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any option) is first exercisable.

Stock Grants

A stock grant gives the participant the right to receive a specified number of shares of common stock. Restrictions imposed at the time of grant may limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. Any restrictions will lapse in accordance with a schedule or other conditions as determined by the Board, which might include the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested stock.

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Other Information Regarding the Plan

In the discretion of the Board, any option granted pursuant to the Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Plan and any options granted pursuant to the Plan or will be forfeited if the “vesting” schedule established by the Board administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain as our employee or the period of time a non-employee must provide services to us. At the time an employee ceases working for us (or at the time a non-employee ceases to perform services for us), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board payment for the shares of common stock underlying options may be paid through the delivery of shares of our common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. The exercise may be made through a “cashless” exercise or a combination of cash and shares of common stock at the discretion of the Board.

Awards are generally non-transferable except upon death of the recipient. Shares issued pursuant to the Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board when the shares were issued.

Our Board of Directors may at any time, and from time to time, amend, terminate, or suspend the Plan in any manner it deems appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted.

A copy of the Stock Incentive Plan is attached to this Proxy Statement as Exhibit A.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s shareholders to vote to approve, on a nonbinding advisory basis, the compensation of the Company’s executive officers.

Accordingly, the Company will ask shareholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on a nonbinding advisory basis, the compensation of the Company’s executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held December 6, 2023 pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Table and the other related tables and narrative disclosure in the Company’s proxy statement.”

To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company’s Board of Directors and its Compensation Committee will consider shareholders’ concerns and the Company’s Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders approve on a nonbinding advisory basis the resolution approving the compensation of the Company’s executive officers set forth in this proxy statement.

The Company has elected to have the advisory vote on executive compensation submitted to its shareholders at each annual meeting.

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ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is offering its shareholders an opportunity to cast an advisory vote on whether a non-binding advisory vote to approve the compensation of the Company’s executive officers should occur every one, two or three years. Although the vote is non-binding, the Company values continuing and constructive feedback from its shareholders on executive compensation and other important matters. The Company’s Board of Directors will take into consideration the voting results when determining how often a non-binding advisory vote to approve the compensation of the Company’s named executive officers should occur.

The Company’s Board of Directors recommends that the shareholders of the Company cast a vote of “one Year” on the frequency of holding an advisory vote on executive compensation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Smythe, LLP examined our financial statements for the years ended December 31, 2022 and 2021.

Audit Fees

Smythe was paid $128,456 during the fiscal year ended December 31, 2022 for professional services rendered in the audit of our annual financial statements and for the review of our financial statements included in our quarterly reports on Form 10-Q during that fiscal year.

Smythe was paid $114,800 during the fiscal year ended December 31, 2021 for professional services rendered in the audit of our annual financial statements and for the review of our financial statements included in our quarterly reports on Form 10-Q during that fiscal year.

Tax Fees

Smythe has been retained to file our taxes for the fiscal years ended December 31, 2018 and onwards. As of October 24, 2023, the Company has paid $17,000 for this service in the fiscal year ended December 31, 2023.

All Other Fees

Smythe was not paid any other fees for professional services during the fiscal years ended December 31, 2022 and 2021.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted a policy for the pre-approval of all audit, audit-related and tax services, and permissible non-audit services provided by our independent auditors. The policy provides for an annual review of an audit plan and budget for the upcoming annual financial statement audit, and entering into an engagement letter with the independent auditors covering the scope of the audit and the fees to be paid. Our Audit Committee may also from time-to-time review and approve in advance other specific audit, audit-related, tax or permissible non-audit services. In addition, our Audit Committee may from time-to-time give pre-approval for audit services, audit-related services, tax services or other non-audit services by setting forth such pre-approved services on a schedule containing a description of, budget for, and time period for such pre-approved services. The policy requires our Audit Committee to be informed of each service and the policies do not include any delegation of our Audit Committee’s responsibilities to management. Our Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

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During the year ended December 31, 2022 our Audit Committee approved all of the fees paid to Smyth. Our Audit Committee has determined that the rendering of all non-audit services by Smythe is compatible with maintaining its independence. During the year ended December 31, 2022, none of the total hours expended on our financial audit by Smythe were provided by persons other than Smythe’s full-time permanent employees.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the year ending December 31, 2022 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Company’s Secretary at the address provided on the first page of this proxy statement.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following the Company’s year ending December 31, 2023 must be received by the Company’s Secretary no later than August 31, 2024.

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or email. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company’s annual report, including financial statements for the 2022 fiscal year, is available at the Company’s website: www.flexiblesolutions.com.

The Company’s Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

Please complete, sign and return the attached proxy promptly.

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Exhibit A

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

STOCK INCENTIVE PLAN

l. Purpose. This is intended to advance the interests of Flexible Solutions International, Inc. (the “Company”) and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Bonus Shares” shall mean the shares of common stock of the Company issued to a Recipient pursuant to this Plan.

(c) “Committee” means the directors duly appointed to administer the Plan.

(d) “Common Stock” means the Company’s Common Stock.

(e) “Date of Grant” means the date on which an Option or Stock Bonus is granted under the Plan.

(f) “Option” means an Option granted under the Plan.

(g) “Optionee” means a person to whom an Option, which has not expired, has been granted under the Plan.

(h) “Recipient” shall mean any individual rendering services for the Company to whom shares are granted pursuant to this Plan.

(i) “Successor” means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

3.Administration of Plan. The Plan shall be administered by the Company’s Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the “Committee”). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the number of Options or Bonus Shares which will be granted; to construe and interpret the Plan; to establish any vesting provisions for Options or Bonus Shares, to determine the terms and provisions of each Option (which need not be identical), including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. For purposes of this Plan, vesting means the period during which the Recipient must remain an employee, provide services for the Company or otherwise satisfy any other conditions specified by the Committee at the time of the grant of the Bonus Shares. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

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4. Common Stock Subject to Plan. The aggregate number of shares of the Company’s Common Stock which may be issued pursuant to the Plan shall not exceed 1,500,000, of which any number may be used for Incentive Stock Options, Non-Qualified Stock Options or Stock Bonuses. The shares of Common Stock to be issued pursuant to the Plan may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan. In the event any Bonus Shares shall be cancelled, due to any forfeiture or vesting provisions, the Bonus Shares subject to such grant shall again be available for issuance under the Plan.

5. Incentive Stock Options.

(a) Participants. Options will be granted only to persons who are employees of the Company or subsidiaries of the Company and only in connection with any such person’s employment. The term “employees” shall include officers as well as other employees, and the officers and other employees who are directors of the Company. The Committee will determine the employees to be granted options and the number of shares subject to each option.

(b) Option Price. The purchase price of each option shall not be less than 100% of the fair market value of the Company’s common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the option shall not be less than 110% of the fair market value of the stock at the time of the granting of the option.

(c) Period of Option. The maximum period for exercising an option shall be 10 years from the date upon which the option is granted, provided, however, if the optionee, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company, the maximum period for exercising an option shall be five years from the date upon which the option is granted and provided further, however, that these periods may be shortened in accordance with the provisions of Paragraph 7 below.

Subject to the foregoing, the period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee.

If an optionee shall cease to be employed by the Company due to disability, as defined in Section 22(e)(3) of the Code, he may, but only within the one year next succeeding such cessation of employment, exercise his option to the extent that he was entitled to exercise it on the date of such cessation. The Plan will not confer upon any optionee any right with respect to continuance of employment by the Company, nor will it interfere in any way with his right, or his employer’s right, to terminate his employment at any time.

(d) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

(e) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable. An Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

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(f) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee’s lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

(g) Death of Optionee. In the event of the death of an optionee while in the employ of the Company, the option theretofore granted to him shall be exercisable only within the three months succeeding such death and then only (i) by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution, and (ii) if and to the extent that he was entitled to exercise the option at the date of his death.

(h) Assumed Options. In connection with any transaction to which Section 424(a) of the Code is applicable, options may be granted pursuant hereto in substitution of existing options or existing options may be assumed as prescribed by that Section and any regulations issued thereunder. Notwithstanding anything to the contrary contained in this Plan, options granted pursuant to this Paragraph shall be at prices and shall contain such terms, provisions, and conditions as may be determined by the Committee and shall include such provisions and conditions as may be necessary to meet the requirements of Section 424(a) of the Code.

(i). Certain Dispositions of Shares. Any options granted pursuant to this Plan shall be conditioned such that if, within the earlier of (i) the two-year period beginning on the date of grant of an option or (ii) the one-year period beginning on the date after which any share of stock is transferred to an individual pursuant to his exercise of an option, such an individual makes a disposition of such share of stock by way of sale, exchange, gift, transfer of legal title, or otherwise, such individual shall promptly report such disposition to the Company in writing and shall furnish to the Company such details concerning such disposition as the Company may reasonably request.

6. Non-Qualified Stock Options.

(a) Participants. Options may be granted under the Plan to employees, directors and officers, and consultants or advisors to the Company (or the Company’s subsidiaries), provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

(b) Option Price. The Option Price per share with respect to each Option shall be determined by the Committee.

(c) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

(d) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

(e) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable.

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(f) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee’s lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

(g) Death of Optionee. In the event of the death of an Optionee, an option theretofore granted to the Optionee shall be exercisable only (i) by the person or persons to whom the Optionee’s rights under the option shall pass by the Optionee’s will or by the laws of descent and distribution; and (ii) if and only to the extent that the Optionee was entitled to exercise the option at the date of death.

7. Stock Bonus Awards.

(a) Participants. Bonus Shares may be granted under the Plan to the Company’s (or the Company’s subsidiaries) employees, directors and officers, and consultants or advisors to the Company (or its subsidiaries), provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

(b) Grants. The Committee, in its sole discretion, is empowered to grant to an eligible Participant a number of Bonus Shares as it shall determine from time to time. Each grant of these Bonus Shares shall become vested according to a schedule to be established by the Committee directors at the time of the grant.

8. Reclassification, Consolidation, or Merger. In the event the shares of common stock of the Company should, as a result of a stock split or stock dividend, or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Plan shall be appropriately adjusted to reflect such action, and the number of shares subject to any Option and the Option exercise price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

9. Restrictions on Issuing Shares. The exercise of each Option or the grant of any Bonus Shares shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares, then in any such event, such exercise or grant shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

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Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each Optionee or Recipient shall, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the Option or received as Bonus Shares will be acquired for investment and not for resale or distribution. Upon the exercise of option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock pursuant to the Plan indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company’s transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of Optionees or Recipients who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

10. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company’s common stock voting in person or by proxy, make any alteration or amendment thereof which operates to make any material change in the class of eligible employees, extend the term of the Plan or the maximum option periods provided, decrease the minimum option price provided, except as provided Section 8, or materially increase the benefits accruing to employees participating under this Plan.

Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the adoption of the Plan. No Option or Bonus Shares may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee’s consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

11. Limitations. Every right of action by any person receiving options pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

l2. Governing Law. The Plan shall be governed by the laws of Alberta, Canada.

13. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

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PROXY CARD

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

This Proxy is solicited by the Company’s Board of Directors

The undersigned stockholder of Flexible Solutions International, Inc. acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held December 6, 2023, at 4:00 p.m. local time, at Unit 15 – 6782 Veyaness Rd., Saanichton, BC Canada V8M 2C2 and hereby appoints Daniel O’Brien with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned’s shares as follows:

(1)        To elect the persons who shall constitute the Company’s Board of Directors for the ensuing year.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)

Nominees:	Daniel B. O’Brien	John H. Bientjes	Robert Helina	Thomas Fyles	Ben Seaman	David Fynn

(2)	To approve the adoption of the Company’s Stock Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	To approve on an advisory basis, the compensation of the Company’s executive officers.	☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	To approve on a non-binding advisory basis, the frequency of the advisory vote regarding the
	compensation of the Company’s executive officers.	☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

(5)	To ratify the appointment of Smythe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐ FOR	☐ AGAINST	☐ ABSTAIN

To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL DIRECTORS, ITEMS 2, 3, ITEM 4 (ONE YEAR), AND 5.

Dated this day of 2023.

(Signature)

(Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Send the proxy card by regular mail, email, or fax to:

Flexible Solutions International, Inc.

Attn: Daniel B. O’Brien

6001 54 Ave.

Taber, AB

Canada T1G 1X4

Phone: 403 223 2995

Fax: 403 223 2905

Email: damera@flexiblesolutions.com

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FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 6, 2023.

1.	This notice is not a form for voting.

2.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

3.	The Proxy Statement, Information Statement, Annual Report to Shareholders is available at http://flexiblesolutions.com/investor/AGM_2023.shtml

4.	If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 10, 2023 to facilitate timely delivery.

The 2023 annual meeting of the Company’s shareholders will be held at Unit 15 – 6782 Veyaness Rd., Saanichton, BC Canada V8M 2C2 on December 6, 2023, at 4:00 p.m. Pacific Time, for the following purposes:

(1)	to elect the directors who shall constitute the Company’s Board of Directors for the ensuing year;

(2)	to approve the adoption of the Company’s Stock Incentive Plan;

(3)	to approve on an advisory basis, the compensation of the Company’s executive officers;

(4)	to approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of the Company’s executive officers;

(5)	to ratify the appointment of Smythe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and to transact such other business as may properly come before the meeting.

The Board of Directors recommends that shareholders vote FOR all directors and proposals 2 through 5.

October 24, 2023 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders may cast one vote for each share held.

Shareholders may access the following documents at or http://flexiblesolutions.com/ investor/ AGM_2023.shtml:

●	Notice of the 2023 Annual Meeting of Shareholders

●	Company’s 2023 Proxy Statement;

●	Proxy Card

●	Company’s Annual Report on form 10-K for the year ended December 31, 2022

Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling 1-800-661-3560, by emailing the Company at http://flexiblesolutions.com/investor/ AGM_2023.shtml, or by visiting http://flexiblesolutions.com/investor/AGM_2023.shtml and indicating if you want a paper copy of the proxy materials and proxy card:

●	for this meeting only, or
●	for this meeting and all other meetings.

If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on October 24, 2023, you can, if desired, attend the Annual Meeting and vote in person. Shareholders can obtain directions to the 2023 annual shareholders’ meeting at http://flexiblesolutions.com/investor/AGM_2023.shtml.

Please visit www.flexiblesolutions.com to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:

Flexible Solutions International, Inc.

6001 54 Ave.

Taber, AB

Canada T1G 1X4